Exhibit 23.1 to
Form S-1 Registration Statement


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated March 29, 1996 (except for Note 24, as to which the date is May 28, 1996) on our audits of the financial statements of Hanover Gold Company, Inc. We also consent to the reference to our firm under the caption "Experts".


Zeller Weiss & Kahn


Mountainside, New Jersey
July 22, 1996